Convenience Translation	Exhibit 10.5

Mr.Alfred Haszler	[Corus letterhead]

Corus Walzprodukte GmbH

Carl-Spaeter-Str. 10

56070 Koblenz

June 9, 2006

Re: Your Service Agreement

Dear Mr. Haszler,

Your existing service agreement ends June 30, 2007.

In accordance with Aleris International Inc. (please see the attached letter dated June 7, 2006) we herewith offer you to prolong your current service agreement, dated January 31, 2001, for another two year term. The new service agreement will commence as of July 1, 2007 and will end June 6, 2009. In respect of this prolongation it is also understood that the parties shall negotiate regarding a prolongation twelve months before the expiration of its term at the latest. All terms and conditions of the existing service agreement shall remain unchanged.

Please sign the attached copy of this letter to confirm your agreement.

We look forward to continue working with you successfully in the future.

Yours sincerely,	agreed, June 14, 2006

Corus Aluminium GmbH as shareholder of
Corus Aluminium Walzprodukte GmbH

/s/ Gerhard Buddenbaum	/s/ Gunter Damian	/s/ Alfred Haszler
Gerhard Buddenbaum	Gunter Damian	Alfred Haszler

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